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EXHIBIT 10.4

                                SHAREHOLDER AGREEMENT
                                ---------------------

      THIS AGREEMENT made the 5th day of January 2006.

BETWEEN:

      INNOVATIVE LOYALTY SOLUTIONS INC. a corporation incorporated under the laws of the Province of Ontario

      ("ILS")

      - And -

      CONSORTEUM INC., a corporation incorporated under the laws of the Province of Ontario

      ("CONSORTIUM")

      -And -

      WILLIAM BATEMAN and MICHAEL PRASSE

      (collectively the "SHAREHOLDERS")


BACKGROUND

      Each of ILS and Consorteum wish to set out the desired terms and conditions governing the operation of a joint venture to supply a loyalty card program called My Golf Rewards (the "Program") to the golf industry.

      The parties have caused a company to be incorporated in Ontario under the name My Golf Rewards Inc. ("MGR").

      This agreement amongst shareholders will outline the management responsibilities and ownership percentage amongst the shareholders of MGR,

      NOW THEREFORE, in consideration of the premises, the mutual covenants contained in this Agreement and other consideration (the receipt and sufficiency of which are acknowledged), the parties agree as follows:


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                                    ARTICLE I
                                 AGREEMENT TERMS

1.1 AGREEMENT. Each party acknowledges and agrees that the terms, conditions, rights and obligations in respect of the operation of MGR shall be governed by this Agreement.

1.2 INITIAL INVESTMENT. The parties acknowledge that Consorteum has provided access to an initial investment to MGR of up to $250,000 commencing on or before February 1, 2007.

1.3 LICENCE. From such funds, MGR has acquired a Fidelisoft licence to use and exploit the software and other intellectual property necessary for MGR to carry on the Program and its business.

1.4 ADDITIONAL ONGOING FUNDS. It is agreed that additional investments may be required on an ongoing basis for operational and marketing costs of the Program. Consorteum at its discretion may source funding for MGR from additional investors or parties at any time. The parties acknowledge and agree that such may result in dilution of their respective share ownership positions.

1.5 SHAREHOLDER INTEREST. As the major investor in MGR, Consorteum holds a 49% ownership stake, ILS holds a 25% ownership stake and each of the Shareholders holds a 13% ownership stake in MGR.

1.6 REVENUE AND PROFIT SHARE POSITION. The Shareholders waive their right to receive dividends paid out of the MGR program until Consorteum has received repayment of funds advanced to MGR by it. Once Consorteum's debt has been repaid in full and ongoing MGR operational costs are covered out of gross revenues, all parties will share in net profits based on their respective share ownership percentages. At that time, ILS and the Shareholders will be responsible for all of the costs of the program in relation to respective percentage ownership.

1.7 EQUITY PURCHASE. Consorteum and the Shareholders will offer ILS the option to purchase up to an additional 24% equity stake in MGR. ILS may purchase this equity at anytime up until December 31, 2013 based on the following terms.

      1. ILS will pay 50% of the market value of the additional equity acquired; provided that the minimum price will be the amount of Consorteum's initial investment into the program, plus 50% of such amount

      2. Consorteum and the Shareholders will transfer equity to ILS pro rata to their respective shareholdings.


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1.8 DISCLOSURE OF EXPENDITURE. It is agreed that all expenditures connected to the development of the Program be fully disclosed, recognised and agreed upon by Consorteum prior to payment or approval to funding. This includes all expenditures to date relating to the program, and all future expenditure.

1.9 BOARD REPRESENTATION. All parties will vote their shares in MGR to ensure that ILS will be entitled to have two nominees on the board, Consortium will be entitled to have two nominees on the board and the Shareholders will be entitled to have one nominee on the board. of directors of MGR.

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

2.1 ILS WARRANTIES. ILS represents and warrants to Consorteum as follows (acknowledging that Consorteum is relying on the representations and warranties of ILS contained in this Agreement and any agreement, certificates or other document delivered by ILS pursuant hereto in connection with this Agreement):

      (a) ILS has the capacity and authority and has taken all necessary action to enter into, execute and deliver this Agreement;

      (b) This Agreement constitutes and the agreements and other instruments contemplated herein when executed will constitute valid and binding obligations of ILS enforceable in accordance with the terms hereof and thereof subject, however, to limitations with respect to enforcement imposed in connection with laws affecting the rights of creditors generally including, without limitation, applicable bankruptcy, insolvency, moratorium, reorganization or similar laws and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought; and

      (c) No consent, licence, approval, order or authorization of or registration, filing or declaration with any governmental authority that has not been obtained or made by ILS and no consent of any third party is required to be obtained by ILS in connection with the execution, delivery and performance by ILS of this Agreement or the consummation of the transactions contemplated by the Program.

2.2 CONSORTEUM WARRANTIES. Consorteum represents and warrants to ILS as follows (acknowledging that ILS is relying on the representations and warranties of Consorteum contained in this Agreement and any agreement, certificates or other document delivered by Consorteum pursuant hereto in connection with this Agreement):

      (a) Consorteum has the capacity and authority and has taken all necessary action to enter into, execute and deliver this Agreement;

      (b) This Agreement constitutes and the agreements and other instruments contemplated herein when executed will constitute valid and binding obligations


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                                      -4-


            of Consorteum enforceable in accordance with the terms hereof and thereof subject, however, to limitations with respect to enforcement imposed in connection with laws affecting the rights of creditors generally including, without limitation, applicable bankruptcy, insolvency, moratorium reoganization or similar laws and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought; and

      (c) No consent, licence, approval, order or authorization of, or registration, filing or declaration with any governmental authority that has not been obtained or made by Consorteum and no consent of any third party is required to be obtained by Consorteum in connection with the execution, delivery and performance by Consorteum of this Agreement or the consummation of the transactions contemplated by the Program.

2.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of ILS and Consorteum contained in this Agreement and contained in any document or certificate given pursuant to this Agreement shall continue for an indefinite period.

                                    ARTICLE 3
                                     GENERAL

3.1 TIME. Time shall be of the essence of this Agreement and of every part hereof and no extension or variation of this Agreement shall operate as a waiver of this provision.

3.2 NOTICES. All communications which may be or are required to be given by either party to the other herein, shall (in the absence of any specific provision to the contrary) be in writing and delivered or sent by prepaid registered mail or fax to the parties at their following respective addresses:

     For: Consorteum Inc.
     --------------------

     Consorteum Inc.
     12-351 Steelcase Rd West,
     Markham
     Ontario
     L3R 4H9

     Attn: Mr. Quent Rickerby
     Facsimile: 1-866-824-8854

     For: Innovative Loyalty Solutions Inc.
     --------------------------------------

     Innovative Loyalty Solutions Inc.
     147 Citation Drive, Unit 30
     Concord, ON


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                                       -5-


     Att: Mr. Bill Mathews
     Facsimile:


     For: the Shareholders
     ---------------------

     C/O William Bateman
     Suite 550, 141 Adelaide Street West, Toronto, Ontario



And if any such communication is sent by prepaid registered mail, it shall, subject to the following sentence, be conclusively deemed to have been received on the third business day following the mailing thereof and, if delivered or faxed, it shall be conclusively deemed to have been received at the time of delivery or transmission. Notwithstanding the foregoing provisions with respect to mailing, in the event that it may be reasonably anticipated that, due to any strike, lockout or similar event involving an in postal service, any payment or communication will not be received by the addressee by no later than the third (3rd) business day following the mailing thereof then the mailing of any such payment or communication as aforesaid shall not be an effective means of sending the same but rather any payment or communication must then be sent by an alternative means of transportation which it may reasonably be anticipated will cause the payment or communication to be received reasonably expeditiously by the addressee. Either party may from time to time change its address herein before set forth by notice to the other of them in accordance with this section.

3.3 GOVERNING LAW. This Agreement and the rights and obligations and relations of the parties hereto shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein (but without giving consideration to any conflict of laws rules). The parties hereto agree that the Courts of Ontario shall have jurisdiction to entertain any action or other legal proceedings based on any provisions of this Agreement Each party hereto does hereby astern to the jurisdiction of the Courts of the Province of Ontario.

3.4 HEADING. The headings in this Agreement and in the Schedules hereto are inserted solely for convenience of reference and do not affect the interpretation thereof or define, limit or commit the contents of any provision of this Agreement.

3.5 ASSIGNMENT AND ENSUREMENT. Neither this Agreement nor any rights or obligations hereunder shall be assignable by any party hereto without the prior written consent of each of the other parties, which consent may be unreasonably withheld. Subject thereto, this Agreement shall ensure to the benefit of and be binding upon the parties hereto and their respective successors (including any successor by reason of amalgamation of any party hereto), heirs and permitted assigns.

3.6 ENTIRE AGREEMENT. With respect to the subject matter of this Agreement, this Agreement (a) sets forth the entire agreement between the parties hereto and any persona who



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have in the past or who are now representing either of the parties hereto, (b)
supersedes all prior understandings and communications between the parties hereto or any of them, oral or written, and (c) constitutes the entire agreement between the parties hereto. Each party hereto acknowledges and represents that this Agreement is entered into after full investigation and that no party is relying upon any statement or representation made by any other which is not embodied in this Agreement Each party hereto acknowledges that he or it shall have no right to rely upon any amendment, praise, modification, statement or representation made or occurring subsequent to the execution of this Agreement unless the same is in writing and executed by each of the parties hereto. This Agreement is not intended to settle any obligations or disputes between the parties, and therefore all claims are preserved.

3.7 FURTHER ASSURANCES. The parties hereto shall with reasonable diligence do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated hereby, and each party hereto shall provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions.

3.8 WAIVER. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement or any of its rights in respect thereto or to insist upon strict adherence to any term of this Agreement will not be considered to be a waiver of such provision, right or term or in any way to affect act the validity of this Agreement or deprive the applicable party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. The exercise by any party to this Agreement of any of its rights provided by this Agreement will not preclude or prejudice such party from exercising any other right it may have by reason of this Agreement or otherwise, irrespective of any previous action or proceeding taken by it hereunder. Any waiver by any party hereto of the performance of any of the provisions of this Agreement will be effective only if in writing and signed by a duly authorized representative of such party.

3.9 NUMBER. In this Agreement and unless the context otherwise requires, words importing the singular number only shall include the plural and vice versa, words importing the masculine and feminine genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa.

3.10 COUNTERPARTS. - This Agreement may be executed in any number of counterparts and all such counterparts shall for all purposes constitute one agreement, binding on the parties hereto, provided each party hereto has executed at least one counterpart, and each shall be deemed to be an original, notwithstanding that all parties are not signatory to the same counterpart.

This contract will supersede all previous agreement written or oral.

     DATED the 5th day of January, 2006



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                                             INNOVATIVE LOYALTY SOLUTIONS

                                             Per: /s/ William Mathews
                                                  ------------------------------
                                                  William Mathews


                                             CONSORTEUM, INC.

                                             Per: /s/ Quent Rickerby
                                                  ------------------------------
                                                  Quent Rickerby

                                                  /s/ William Bateman
                                                  ------------------------------
                                                  William Bateman

                                                  /s/ Michael Prasse
                                                  ------------------------------
                                                  Michael Prasse